Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

March 19, 2015

ONEOK Partners, L.P.

100 West Fifth Street

Tulsa, Oklahoma 74103

Re:	3.80% Senior Notes due 2020 and 4.90% Senior Notes due 2025 issued by ONEOK Partners, L.P.

Ladies and Gentlemen:

We have acted as special counsel to ONEOK Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with a public offering and sale by the Partnership of $300,000,000 aggregate principal amount of the Partnership’s 3.80% Senior Notes due 2020 (the “2020 Notes”) and $500,000,000 aggregate principal amount of the Partnership’s 4.90% Senior Notes due 2025 (the “2025 Notes” and, together with the 2020 Notes, the “Notes”). The 2020 Notes are being guaranteed by ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership and wholly owned subsidiary of the Partnership (the “Guarantor”), pursuant to the guarantees (the “2020 Notes Guarantees”) included in the 2020 Notes Indenture (as defined below). The 2025 Notes are being guaranteed by the Guarantor pursuant to the guarantees (the “2025 Notes Guarantees” and together with the 2020 Notes Guarantees, the “Guarantees”) included in the 2025 Notes Indenture (as defined below). The Notes and the Guarantees are referred to collectively herein as the “Securities.” The Issuer and the Guarantor are referred to collectively herein as the “Obligors.”

The 2020 Notes are being issued under an Indenture dated as of September 25, 2006 (the “Base Indenture”) between the Issuer and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by the Thirteenth Supplemental Indenture thereto to be dated as of March 20, 2015 (the “Thirteenth Supplemental Indenture”) among the Obligors and the Trustee. The 2025 Notes are being issued under the Base Indenture, as amended and supplemented by the Fourteenth Supplemental Indenture thereto to be dated as of March 20, 2015 (the “Fourteenth Supplemental Indenture”) among the Obligors and the Trustee. The Base Indenture, as amended and supplemented by the Thirteenth Supplemental Indenture, is referred to herein as the “2020 Notes Indenture.” The Base Indenture, as amended and supplemented by the Fourteenth Supplemental Indenture, is referred to herein as the “2025 Notes Indenture.”

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ONEOK Partners, L.P.

March 19, 2015

The Notes are being sold pursuant to an Underwriting Agreement dated March 17, 2015 (the “Underwriting Agreement”) among the Obligors and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Mitsubishi UFJ Securities (USA), Inc., and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i) the Registration Statement on Form S-3 (File No. 333-183287) relating to securities to be issued by the Obligors from time to time including the Securities and the guarantees thereof by the Guarantor, filed by the Obligors, under the Securities Act, with the Securities and Exchange Commission (the “SEC”) on August 13, 2012, including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

(ii) the preliminary prospectus supplement dated March 17, 2015 and filed with the SEC on March 17, 2015, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act;

(iii) the prospectus supplement dated March 17, 2015 (the “Prospectus Supplement”), relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations;

(iv) the pricing term sheet relating to the Securities filed with the SEC as a free writing prospectus pursuant to Rule 433 of the Rules and Regulations on March 17, 2015;

(v) each of the Partnership’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(vi) the Underwriting Agreement;

(vii) the 2020 Notes Indenture;

(viii) the 2025 Notes Indenture;

ONEOK Partners, L.P.

March 19, 2015

(ix) the form of the 2020 Notes attached to the Thirteenth Supplemental Indenture;

(x) the form of the 2025 Notes attached to the Fourteenth Supplemental Indenture;

(xi) the global note (the “2020 Global Note”) executed by the Issuer pursuant to the 2020 Notes Indenture, in the aggregate principal amount of $300,000,000, representing the 2020 Notes purchased and sold pursuant to the Underwriting Agreement;

(xii) the global note (the “2025 Global Note”) executed by the Issuer pursuant to the 2025 Indenture, in the aggregate principal amount of $500,000,000, representing the 2025 Notes purchased and sold pursuant to the Underwriting Agreement;

(xiii) the Certificate of Limited Partnership of the Issuer, certified by the Secretary of State of the State of Delaware on March 17, 2015, and certified by the Secretary of ONEOK Partners GP, L.L.C., a Delaware limited liability company (the “General Partner”) and the sole general partner of the Issuer, as in effect on each of the dates of the adoption of the resolutions specified in paragraph (xxi) below, the date of the Underwriting Agreement and the date hereof;

(xiv) the Third Amended and Restated Agreement of Limited Partnership of the Issuer, dated as of September 15, 2006, as amended, certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (xxi) below, the date of the Underwriting Agreement and the date hereof;

(xv) the Certificate of Formation of the General Partner, certified by the Secretary of State of the State of Delaware on March 17, 2015, and certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (xxi) below, the date of the Underwriting Agreement and the date hereof;

(xvi) the Third Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of July 14, 2009, as amended, certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (xxi) below, the date of the Underwriting Agreement and the date hereof;

(xvii) the Certificate of Limited Partnership of the Guarantor, certified by the Secretary of State of the State of Delaware on March 17, 2015, and certified by the Secretary of ONEOK ILP GP, L.L.C., a Delaware limited liability company (the “Guarantor GP”) and the sole general partner of the Guarantor, as in effect on each of the dates of the adoption of the resolutions specified in clauses (ii) and (iii) of paragraph (xxi) below, the date of the Underwriting Agreement and the date hereof;

(xviii) the Second Amended and Restated Agreement of Limited Partnership of the Guarantor, dated as of May 17, 2006, as amended, certified by the Secretary of the Guarantor GP as in effect on each of the dates of the adoption of the resolutions specified in clauses (ii) and (iii) of paragraph (xxi) below, the date of the Underwriting Agreement and the date hereof;

ONEOK Partners, L.P.

March 19, 2015

(xix) the Certificate of Formation of the Guarantor GP, certified by the Secretary of State of the State of Delaware on March 17, 2015, and certified by the Secretary of the Guarantor GP as in effect on each of the dates of the adoption of the resolutions specified in clauses (ii) and (iii) of paragraph (xxi) below, the date of the Underwriting Agreement and the date hereof;

(xx) the First Amended and Restated Limited Liability Company Agreement of the Guarantor GP, dated as of July 14, 2009, as amended, certified by the Secretary of the Guarantor GP as in effect on each of the dates of the adoption of the resolutions specified in clauses (ii) and (iii) of paragraph (xxi) below, the date of the Underwriting Agreement and the date hereof; and

(xxi) (i) resolutions of the board of directors of the General Partner dated as of August 16, 2006; (ii) the resolutions of the boards of directors of the General Partner and the Guarantor GP dated as of (A) November 17, 2006, (B) July 26, 2012 and (C) February 19, 2015, in each case, certified by the Secretary of the General Partner; and (iii) resolutions of the pricing committee of the boards of directors of the General Partner and the Guarantor GP, dated as of March 17, 2015.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors (and their respective general partners) and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors (and their respective general partners) and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic, faxed or other copies.

In making our examination of executed documents or documents to be executed, we have assumed (1) the valid existence and good standing of each of the parties thereto, other than the Obligors (and their respective general partners), (2) that such parties had the power and authority, corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) to the extent such documents purport to constitute agreements, that, except to the extent that we expressly opine below, each of such documents constitutes the legal, valid and binding obligation of all parties thereto, enforceable against all parties thereto in accordance with its terms. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Obligors (and their respective general partners) and others.

ONEOK Partners, L.P.

March 19, 2015

We express no opinion other than as to (i) the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the 2020 Notes Indenture, the 2025 Notes Indenture and the Securities, (ii) the Delaware Revised Uniform Limited Partnership Act and (iii) the Limited Liability Company Act of the State of Delaware.

In rendering the opinions expressed below with respect to the Securities, we have assumed that the form and terms of the Notes, the issuance, sale and delivery thereof by the Partnership, and the incurrence and performance by the Obligors of their respective obligations under the 2020 Notes Indenture, the 2025 Notes Indenture, 2020 Notes and the 2025 Notes, or in respect thereof in accordance with the terms thereof, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon either of the Obligors, or to which the issuance, sale and delivery of such Notes or the Guarantees, or the incurrence and performance of such obligations, may be subject.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When (i) the Thirteenth Supplemental Indenture (in the form examined by us) has been duly executed and delivered by the Obligors and the Trustee in accordance with the terms of the Base Indenture and (ii) the 2020 Global Note (in the form examined by us) has been duly executed by the Partnership and authenticated by the Trustee in accordance with the terms of the 2020 Notes Indenture and has been delivered in accordance with the terms of the Underwriting Agreement and the 2020 Notes Indenture, the 2020 Notes will constitute valid and legally binding obligations of the Partnership, and the 2020 Notes Guarantees will constitute valid and legally binding obligations of the Guarantor.

2. When (i) the Fourteenth Supplemental Indenture (in the form examined by us) has been duly executed and delivered by the Obligors and the Trustee in accordance with the terms of the Base Indenture and (ii) the 2025 Global Note (in the form examined by us) has been duly executed by the Partnership and authenticated by the Trustee in accordance with the terms of the 2025 Notes Indenture and has been delivered in accordance with the terms of the Underwriting Agreement and the 2025 Notes Indenture, the 2025 Notes will constitute valid and legally binding obligations of the Partnership, and the 2025 Notes Guarantees will constitute valid and legally binding obligations of the Guarantor.

Our opinions set forth above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles

ONEOK Partners, L.P.

March 19, 2015

of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability or any waiver of rights under any usury or stay law.

We hereby consent to the filing by the Partnership of this opinion as an exhibit to a Current Report on Form 8-K filed on the date hereof, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Andrews Kurth LLP